                                                                    EXHIBIT 10

                   AMENDED AND RESTATED TAX SHARING AGREEMENT

     THIS AMENDED AND RESTATED TAX SHARING AGREEMENT is entered into as of January 1, 1995 by and between Atlantic Richfield Company, a Delaware corporation ("ARCO"), and ARCO Chemical Company, a Delaware corporation ("ACC"), and restates in its entirety that Tax Sharing Agreement entered into by and between ARCO and ACC as of June 3, 1987, as amended as of June 30, 1987 (the "Prior Agreement"), and supersedes it for Taxable Years beginning after December 31, 1994. The Prior Agreement will apply to all Taxable Years beginning prior to January 1, 1995.

     WHEREAS, the Internal Revenue Code and the tax laws of certain states provide specific procedures, requirements and advantages to filing income tax returns on a group basis by related corporations.

     WHEREAS, ACC and ARCO are members of a Combined Consolidated Group of related corporations for these income tax purposes and ARCO is the Common Parent of that group; and the tax laws and regulations confer upon ARCO as Common Parent certain authority to file group income tax returns, make elections and handle audits, among other functions for the entire group, and require consistency in the positions of the members of the group reported on returns.

     WHEREAS, ACC and ARCO desire to enable ACC to have wide latitude to act for its own benefit in the area of taxes while being consistent with the positions of the Combined Consolidated Group as reported to the taxing jurisdictions on a consolidated basis, as well as to allow ACC to benefit from participation in tax attributes of the group that would not be possible if it was not part of the group.

     WHEREAS, experience under the Prior Agreement has indicated that it is in the best interests of both parties to enter into an Amended and Restated Tax Sharing Agreement that sets forth relevant procedures in more detail and that is more oriented to sharing favorable consolidated tax results with ACC where ACC has generated an essential attribute to obtaining those tax results.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties to this Amended and Restated Tax Sharing Agreement agree as follows:


     1.  DEFINITIONS.
         -----------

     The following terms as used in this Agreement shall have the meanings set forth below:

     (a)  ACC Consolidated Group shall mean ACC and those present and future
          ----------------------
corporations that would be considered Includible Corporations of an Affiliated Group of which ACC would be the Common Parent if it were not includible in the Combined Consolidated Group.

     (b)  ACC Consolidated Group Tax Liability shall mean for any Taxable Year
          ------------------------------------
the consolidated federal income tax liability imposed under sections 11, 55 and 59A of the Code or any successor provisions thereto, determined on the basis of the Pro Forma ACC Return, as adjusted by ARCO pursuant to this Agreement. In making such computation for any such Taxable Year, such liability shall be determined:

          (i) on the basis of the highest rate of corporate tax in effect for such taxable year under section 11 of the Code, as though such rate were the only income tax rate in effect for such Taxable Year;

          (ii)  on the assumption that the "exemption amount" specified in section 55 of the Code for such Taxable Year is zero; and

          (iii) on the further assumption that the amount specified in section 59A(a)(2) of the Code for such Taxable Year is zero.

     (c)  ACC Pro Forma Statement shall have the meaning attributed to that term
          -----------------------
in Section 4(e) of this Agreement.

     (d)  Affiliated Group shall have the meaning attributed to that term in
          ----------------
section 1504(a) of the Code.

     (e)  Agreement shall mean this Amended and Restated Tax Sharing Agreement,
          ---------
as amended from time to time.

     (f)  Authorized Capital Losses shall have the meaning attributed to that
          -------------------------
term in Section 4(j)(i) of this Agreement.

     (g)  Certified Foreign Tax Credit shall have the meaning attributed to that
          ----------------------------
term in Section 4(h)(i) of this Agreement.

     (h)  Code shall mean the Internal Revenue Code of 1986, as amended, and
          ----
shall include corresponding provisions of any subsequently enacted federal tax laws.

     (i)  Combined Consolidated Group, as of any particular date, shall mean the
          ---------------------------
Affiliated Group of which ARCO (or any successor thereto) is the Common Parent as of such date.

     (j)  Combined Consolidated Group Tax Liability shall mean the consolidated
          -----------------------------------------
federal income tax liability of the Combined Consolidated Group for any Taxable Year for which the Combined Consolidated Group files a Consolidated Return.

     (k)  Combined Return, for any Taxable Year of the Combined Consolidated
          ---------------
Group, shall mean any consolidated, combined or unitary state or local income or franchise tax return.

     (l)  Common Parent shall have the meaning of that term as it is used in the
          -------------
Consolidated Return Regulations.

     (m)  Consolidated Return, for any Taxable Year of the Combined Consolidated
          -------------------
Group, shall mean a consolidated federal income tax return filed pursuant to section 1501 of the Code by the Common Parent for such Taxable Year.

     (n)  Consolidated Return Regulations shall mean Income Tax Regulations
          -------------------------------
sections 1.1502-1 through 1.1502-100 (26 C.F.R.), as amended from time to time.

     (o)  Designated Foreign Tax Credit shall have the meaning attributed to
          -----------------------------
that term in Section 4(h)(i) of this Agreement.

     (p)  Final Determination shall mean with respect to any issue or item
          -------------------
(i) the execution of a final and irrevocable closing agreement or other settlement agreement with the Service or the relevant state or local taxing authorities, (ii) the expiration of the time for filing a claim for refund or, if a refund claim has been timely filed, the expiration of the time for instigating suit in respect of such refund claim, (iii) the expiration of the time for filing a petition with the Tax Court or the relevant state or local tribunal if no such petition has been filed and no suit has been instigated in respect of the subject matter of such petition, or (iv) a final, unappealable decision of any court of competent jurisdiction.

     (q)  Includible Corporation shall have the meaning attributed to that term
          ----------------------
in section 1504(b) of the Code.

     (r)  Income Tax Regulations shall mean the regulations (26 C.F.R.), as
          ----------------------
amended from time to time, promulgated pursuant to the Code.

     (s)  Increase shall mean any increase in the ACC Consolidated Group Tax
          --------
Liability.

     (t)  Material Increase shall have the meaning attributed to that term in
          -----------------
Section 8(c)(i) of this Agreement.

     (u)  Member, for any Taxable Year of the Combined Consolidated Group,
          ------
shall mean any corporation (or any predecessor or successor in interest to such corporation under section 381 of the Code or otherwise which was or is an Includible Corporation) which at any time during such Taxable Year is an Includible Corporation that is included in the Combined Consolidated Group and shall include any such corporation which at any time during such Taxable Year is or would be the Common Parent.

     (v)  Offset Amount shall have the meaning attributed to that term in
          -------------
Section 4(j)(i) of this Agreement.

     (w)  Post-Consolidation Year shall have the meaning attributed to that term
          -----------------------
in Section 7(a) of this Agreement.

     (x)  Prior Agreement shall have the meaning attributed to that term in the
          ---------------
introductory paragraph to this Agreement.

     (y)  Prior Notice of a Position shall mean written notice from ACC to
          --------------------------
ARCO on or after January 1, referencing this Agreement, that describes a position or positions that ACC proposes to take on the Pro Forma ACC Return for the preceding Taxable Year in sufficient detail so as to reasonably apprise ARCO of the basis for such position or positions.

     (z)  Pro Forma ACC Return shall have the meaning attributed to that term in
          --------------------
Section 4(a) of this Agreement.

     (aa)  Reconciliation Statement shall have the meaning attributed to that
           ------------------------
term in Section 4(d) of this Agreement.

     (bb)  Service shall mean the Internal Revenue Service.
           -------
     (cc)   Subsidiary shall mean as to any entity (the parent corporation)
            ----------
a corporation that would be an Includible Corporation in an Affiliated Group of which the parent corporation would be the Common Parent.

     (dd)   Substantial Authority shall have the meaning attributed to that
            ---------------------
term in section 6662 of the Code and section 1.6662-4 of the Income Tax Regulations and the cases and rulings interpreting such sections. For purposes of determining whether there is Substantial Authority for the treatment of an item, each Member of the ACC Consolidated Group shall be deemed to have a right of appeal to the Ninth Circuit.

     (ee)  Taxable Year shall mean any taxable year or portion thereof
           ------------
beginning on or after July 1, 1987, with respect to which a Consolidated Return is filed on behalf of the Combined Consolidated Group which includes ACC (or any successor corporation) or any Subsidiary of ACC or, in the case of any Combined Return, any such taxable year with respect to which a Combined Return is filed by ARCO or any Subsidiary of ARCO that includes ARCO or any Subsidiary of ARCO (other than ACC or any Subsidiary of ACC) and that includes ACC or any Subsidiary of ACC; provided, however, that if ACC or a Subsidiary of ACC is
                   --------  -------
included in the Combined Consolidated Group for only a portion of a Taxable Year of the Combined Consolidated Group, the "Taxable Year" with respect to ACC or such Subsidiary shall include only that portion of the Taxable Year in which ACC or such Subsidiary is included in the Combined Consolidated Group.

     (ff)  Utilized Designated Credit shall have the meaning attributed to that
           --------------------------
term in Section 4(h)(ix) of this Agreement.

     2.  SCOPE, COOPERATION AND LIMITATION ON DOUBLE BENEFIT.
         ---------------------------------------------------

     (a)  Scope.  This Agreement relates solely to (i) federal income tax
          -----
liabilities and (ii) income tax liabilities with respect to certain state and local jurisdictions in which ACC and/or any Subsidiary of ACC participates with ARCO or any Subsidiary of ARCO (other than ACC or any of its Subsidiaries) in the filing of a Combined Return. Under this Agreement, the ACC Consolidated Group will, with certain modifications set forth in this Agreement, compute its tax liability as if the ACC Consolidated Group was not part of the Combined Consolidated Group. However, so long as ACC or any Subsidiary of ACC is a Member of the Combined Consolidated Group, the ACC Consolidated Group is obligated to provide information and make payments of the ACC Consolidated Group Tax Liability to ARCO and is subject to the same standards and control that ARCO applies in preparing and filing the Consolidated Return (and any applicable Combined Returns).

     (b)  Cooperation.  ARCO and ACC shall cooperate, and each shall cause
          -----------
its respective Subsidiaries to cooperate, fully in the implementation of this Agreement on a consolidated basis, including but not limited to, providing promptly to the requesting party such assistance and documentation as may be requested by such party in connection with the preparation or filing of the Consolidated Return (and any applicable Combined Returns) and the preparation for or conduct of any audit or other examination, judicial or administrative proceeding or any determination relating thereto. The providing party shall bear its own costs of providing information to the requesting party if such request relates to any Taxable Year.

     (c)  Avoidance of Double Deduction or Double Benefit.  Nothing in this
          -----------------------------------------------
Agreement shall be interpreted to entitle ACC or any Member of the ACC Consolidated Group to receive a double deduction, compensation or benefit with respect to any item or attribute that is not otherwise permitted under Section 4(b) of this Agreement, unless such treatment is consistent with the manner in which such item is treated on the Combined Consolidated Group's Consolidated Return for the relevant taxable year (or unless ACC has eliminated such double deduction or benefit in a manner acceptable to ARCO).

     3.  FILING OF RETURNS AND PAYMENT OF CONSOLIDATED TAX LIABILITY.
         -----------------------------------------------------------

     (a)  Appointment of ARCO as Agent For Consolidated Return.  ACC and
          ----------------------------------------------------
each of its Subsidiaries hereby appoint ARCO as their agent with respect to all periods during which ACC or such Subsidiary, as the case may be, is a Member of the Combined Consolidated Group for the purpose of filing the Consolidated Return and any Combined Returns and for making any election or application or taking any action in connection therewith on behalf of ACC and such Subsidiary. ACC shall make payments to ARCO or receive payments from ARCO as provided in this Agreement in settlement of the ACC Consolidated Group Tax Liability. Nothing herein shall be construed as requiring ARCO to file a Consolidated Return for any Taxable Year;

provided, however, that if ARCO decides not to file a Consolidated Return it
- --------  -------
shall notify ACC in writing within a period reasonably sufficient to permit ACC to file timely returns for Members of the ACC Consolidated Group.

     (b)  ARCO Control Over Consolidated Return.  ARCO shall prepare and
          -------------------------------------
file, or cause to be prepared and filed, the Consolidated Return and any other documents or statements required to be filed with the Service that pertain to the determination of the Combined Consolidated Group Tax Liability for each Taxable Year of the Combined Consolidated Group. In its sole and absolute discretion, ARCO shall have the right with respect to any Consolidated Return that it has filed or will file to determine (regardless of the manner in which an item or matter may have been reported by ACC on a Pro Forma ACC Return):

          (i) the manner in which such Consolidated Return, as well as any other documents or statements incidental or related thereto, shall be prepared and filed, including without limitation, the manner in which any item of income, gain, loss, deduction, expense or credit of ACC or any Subsidiary of ACC shall be reported therein or thereon;

          (ii) whether any extensions with respect to any Consolidated Return will be requested and whether to extend or refuse to extend the applicable time period for making assessments or adjustments;

          (iii) the elections that will be made in any such Consolidated Return by any Member, including without limitation, elections by ACC or any Subsidiary of ACC;

          (iv) whether to file an amended Consolidated Return or a claim for refund or credit;

          (v) whether any refunds to which the Combined Consolidated Group may be entitled shall be paid by way of cash refund or credited against the Combined Consolidated Group Consolidated Tax Liability for any Taxable Year or Taxable Years; and

          (vi) any other matter or matters or take any action relating to the tax liability of the Combined Consolidated Group for any Taxable Year.

ACC and each Subsidiary of ACC hereby irrevocably appoints ARCO as its agent and attorney-in-fact to take any action (including the execution of documents) as ARCO may deem appropriate to effect the foregoing. Nothing contained in this Agreement shall limit ARCO's discretion to determine the manner in which any item shall be reported on the Consolidated Return.

     (c)  Assistance and Responsibility For Support of Returns; Provision of
          ------------------------------------------------------------------
Financial Data.  ACC and its Subsidiaries shall assist ARCO in the filing, to
- --------------
the extent permitted by law, of a Consolidated Return and such Combined Returns for Members of the Combined Consolidated Group (including Members of the ACC Consolidated Group) as

ARCO elects to file or cause to be filed by maintaining such books and records and providing such information as may be necessary or useful in the filing of such returns and executing any documents and taking any actions that ARCO may reasonably request in connection therewith, including without limitation, designing and implementing systems, processes and programs for the compilation and review of financial data; the review of transactions and accounting methods; and the preparation of returns and of supporting documentation to assure that such returns and all related reports and schedules are complete and accurate. ACC shall, at its own expense, provide ARCO with all information required by ARCO to reflect completely and accurately the financial results of the ACC Consolidated Group in the Combined Consolidated Group's Consolidated Return (or a Combined Return that includes a Member of the ACC Consolidated Group). Such information shall be in such form as determined by ARCO from time to time and shall be delivered to ARCO on a mutually agreed upon date, but in no event later than 60 days prior to the due date of the Combined Consolidated Group's Consolidated Return (taking into account any extensions thereof that have been granted to ARCO) or the corresponding due date with respect to an applicable Combined Return, unless ARCO, in its sole and absolute discretion, agrees to a later date.

     ACC shall, at its own expense, maintain sufficient books, records and expertise to support all returns, positions taken thereon and methods used to prepare such returns until there has been a Final Determination with respect to all issues included on such returns. ARCO and ACC shall provide one another with such other information concerning such returns and the application of payments made under this Agreement as ARCO or ACC may reasonably request of one another. ACC shall make all calculations of the earnings and profits of the Members of the ACC Consolidated Group on an annual basis.


     4.  PRO FORMA ACC RETURN.
         ---------------------

     (a)  Preparation of Pro Forma ACC Return.  For each Taxable Year for which
          -----------------------------------
ARCO files a Consolidated Return, ACC shall prepare on behalf of the ACC Consolidated Group a pro forma consolidated federal income tax return as the
                     --- -----
Common Parent of the ACC Consolidated Group (a "Pro Forma ACC Return") covering that portion of the Taxable Year in which the ACC Consolidated Group is included in the Combined Consolidated Group. Except as otherwise provided herein, the Pro Forma ACC Return for each Taxable Year shall be prepared by ACC in such manner as it deems to be in its best interest as Common Parent of the ACC Consolidated Group, determined as if ACC filed a Consolidated Return on behalf of the ACC Consolidated Group for such Taxable Year and all prior Taxable Years. The Pro Forma ACC Return shall be prepared in accordance with subsection (b) of this Section 4 and shall report the consolidated federal taxable income (including, for all purposes of this Agreement, alternative minimum taxable income) for such Taxable Year that the ACC Consolidated Group would have reported if it had not been included in the Consolidated Return filed for the Combined Consolidated Group with respect to such Taxable Year and all prior Pro Forma ACC Returns had been actual returns; provided, however, that, except as
                                           --------  -------
provided in Sections 4(h), 4(j) and 6, the Pro Forma ACC

Return shall not reflect carryovers or carrybacks of net operating losses, net capital losses, excess tax credits or other tax attributes from prior or subsequent taxable years.

     The provisions of the Code that require consolidated computations, such as sections 861, 1201-1212 and 1231, shall be applied separately to the ACC Consolidated Group. Section 1.1502-13 of the Income Tax Regulations shall be applied as if the ACC Consolidated Group and the ARCO Consolidated Group were separate affiliated groups. The elections made and positions taken by ACC in the Pro Forma Return shall be consistent with those described in the ACC Pro Forma Statement, as adjusted pursuant to subsection (g) of this Section 4, and the Pro Forma ACC Return shall not reflect items of income, deduction, loss, gain or credit other than those reflected on the ACC Pro Forma Statement or the Combined Consolidated Return. The Pro Forma ACC Return shall with respect to assets transferred by ARCO to ACC on or before June 9, 1987, reflect the tax bases of such assets in the hands of ARCO immediately prior to such contribution and shall not be increased by gain, if any, recognized by ARCO on such transfer.

     (b)  Standards For Positions, Methods and Elections on Pro Forma ACC
          ---------------------------------------------------------------
Return.  ACC shall prepare the Pro Forma ACC Return by reporting the tax
- ------
treatment of any item by utilizing such positions, methods or elections that, in ACC's discretion, are appropriate for the ACC Consolidated Group; provided, that
                                                                  --------
each position is supported by Substantial Authority and ACC's use of each method or election would be supported by Substantial Authority if the Pro Forma ACC Returns had been actual returns. ACC may utilize a position on the Pro Forma ACC Return that does not meet this standard; but only if ACC has obtained, after
                                             --- ---- --
prior notice to and consultation with ARCO, ARCO's written consent to utilize such position. Each proposal by ACC to ARCO to consent to such a position must include a written confirmation described in the first sentence of Section 4(f), below. In the event that ACC would be required to obtain consent of the Secretary of the Treasury prior to changing an election or a method if the Pro Forma ACC Returns had been actual returns, ACC may not change such election or method without the prior written consent of ARCO.

     (c)  Coordination Between Pro Forma Return and Combined Consolidated Return
          ----------------------------------------------------------------------
Regarding Interest and Penalties.  Provisions of the Code that allow a taxpayer
- --------------------------------
to mitigate or eliminate a penalty or interest liability by making disclosures or payments to the Service will not apply to the Pro Forma ACC Return unless ARCO makes a corresponding disclosure or payment with respect to the Combined Consolidated Return with respect to such Pro Forma ACC Return item.

     (d)  Delivery to ARCO of Pro Forma ACC Return; Reconciliation Statement;
          -------------------------------------------------------------------
and Assistance.  The Pro Forma ACC Return will be delivered to ARCO, together
- --------------
with a written description of the elections and tax accounting methods used in the preparation of such return, a statement of any positions taken on the Pro Forma ACC Return that are different from those taken on the Combined Consolidated Return, and a reconciliation of the difference in taxable income and tax liability shown on the Pro Forma ACC Return and the separate tax returns of Members of the ACC Consolidated Group included in the Combined Consolidated Return (the "Reconciliation Statement"), no later than 60 days after the due date for the Combined Consolidated Return (taking into account any extensions thereof that have been granted to ARCO). Appropriate personnel of ACC responsible for the preparation of the Pro Forma ACC Return will be available to discuss with appropriate personnel of ARCO all aspects of such return and upon request will furnish or make available for inspection any and all documents used in preparation of the Pro Forma ACC Return (documents relied upon by ACC in ascertaining whether any position is supported by Substantial Authority shall be furnished only to the principal tax legal officer of ARCO under the attorney-client privilege).

     (e)  ACC Pro Forma Statement.  As requested by ARCO, ACC shall prepare and
          -----------------------
deliver to the principal tax legal officer of ARCO on a mutually agreed date but in no event later than 60 days prior to the due date for the Combined Consolidated Return (taking into account any extensions that have been granted to ARCO) a written, privileged and confidential statement (the "ACC Pro Forma Statement") setting forth: (i) a description of all elections and methods proposed to be used in the preparation of the Pro Forma ACC Return and (ii) a statement of all positions proposed to be taken on such return that are subject to Section 4(b) of this Agreement. Appropriate personnel of ACC or any ACC Subsidiary that are responsible for the preparation of the ACC Pro Forma Statement shall be available upon reasonable notice to discuss with appropriate personnel of ARCO all aspects of such statement and upon request by ARCO shall furnish or make available for inspection any and all documents used in preparation of the ACC Pro Forma Statement.

     (f)  Further Verification of ACC Positions; Opinion Procedure.  By written
          --------------------------------------------------------
notice no later than 30 days following the receipt by ARCO of the ACC Pro Forma Statement or Prior Notice of a Position, as the case may be, ARCO may request ACC to provide written confirmation to the principal tax legal officer of ARCO, with detailed analysis and weighing of the facts and legal authorities, that any positions specified by ARCO and that are proposed to be reflected on the Pro Forma ACC Return are supported by Substantial Authority. ACC shall provide such confirmation no later than 15 days following the receipt by ACC of the written request by ARCO. A position will be presumed not to be supported by Substantial Authority for purposes of this Agreement (and the ACC Pro Forma Statement and the Pro Forma ACC Return shall be appropriately adjusted) if ARCO and ACC are unable to agree within 10 days following the date that ACC provides such written confirmation (or within 25 days from the date that ARCO requests such confirmation, if earlier) that such position is supported by Substantial Authority. In such event, ACC may rebut this presumption if ACC provides to ARCO, at ACC's expense, within 30 days after the expiration of such 10-day or 25-day period, as the case may be, a written opinion from Miller & Chevalier Chartered, Morgan, Lewis & Bockius, Hughes Hubbard & Reed or any other mutually agreeable law firm to the effect that such position is supported by Substantial Authority (and, if applicable, the ACC Pro Forma Statement and the Pro Forma ACC Return shall be appropriately adjusted).

     (g)  Adjustment By ARCO of Pro Forma ACC Return.  ARCO, within 60 days of
          ------------------------------------------
receipt of the Pro Forma ACC Return shall adjust the Pro Forma ACC Return as appropriate in accordance with the terms of this Agreement and after prior written notice to and consultation with ACC, to correct any error of fact or law thereon, any error in mechanical calculation and any failure to reflect the principles set forth in this Section 4. If ARCO proposes to adjust the Pro Forma ACC Return, the opinion procedures of Section 4(f) shall apply. Acceptance by ARCO of the Pro Forma ACC Return, the Reconciliation Statement or the ACC Pro Forma Statement shall not necessarily indicate agreement by ARCO with the contents therein nor relieve ACC of liability for any adjustment made upon audit or other assessment. Neither acceptance of a Pro Forma ACC Return nor the fact that the Consolidated Return of the Combined Consolidated Group treats an item in a manner that is consistent with the treatment of such item on the Pro Forma ACC Return shall mean that the treatment of such item is supported by Substantial Authority or relieve ACC of liability for any adjustment made upon audit or other assessment. In addition, any failure by ARCO to properly and fully adjust the Pro Forma ACC Return within the 60-day period set forth in this Section 4(g) shall not prevent ARCO from making subsequent adjustments contemplated by this
Section 4(g) or Section 4(f), as circumstances warrant within the applicable statute of limitations (determined as if the Pro Forma ACC Return were an actual return that is subject to any extensions that have been granted to ARCO with respect to the Consolidated Return) nor relieve ACC of liability for such adjustments. If as a result of such adjustment any amounts due to or from ACC under this Agreement differ from the corresponding amounts prior to such adjustment, payment of such difference and interest thereon shall be made to ACC or by ACC within 10 days following such adjustment.

     (h)  Utilization of Excess Foreign Tax Credits to Reduce ACC Consolidated
          --------------------------------------------------------------------
Group Tax Liability Under Certain Circumstances.  Subject to the conditions,
- -----------------------------------------------
redeterminations and limitations set forth herein:

          (i)  Utilization of Excess Foreign Tax Credits.  ACC may utilize
               ------------------------------------------
     foreign tax credits of the Combined Consolidated Group on the Pro Forma ACC Return for a given Taxable Year in addition to the foreign tax credits that would otherwise be available to the ACC Consolidated Group on the Pro Forma ACC Return for such year to reduce the ACC Consolidated Group Tax Liability (including alternative minimum tax liability) for such Taxable Year in the same manner and subject to the same limitations in the Code as foreign tax credits generated by the ACC Consolidated Group, but only if and to the
                                                      --- ---- -- --- -- ---
     extent that:
     ------ ----

               (A) ARCO has certified such credits pursuant to Section 4(h)(iv)(A) of this Agreement (such credits shall hereafter be referred to as "Certified Foreign Tax Credits"), or

               (B) ARCO has designated such credits pursuant to Section 4(h)(iv)(B) of this Agreement (such credits shall hereafter be referred to as "Designated Foreign Tax Credits").

     ACC may only use Certified and Designated Foreign Tax Credits to reduce its liability on the Pro Forma ACC Return to the extent that ACC would have been able to do so if such credits had been generated by the ACC Consolidated Group.

          (ii)  Certain Limitations on Utilization of Designated Credits Based
                --------------------------------------------------------------
     Upon Utilization of Foreign Tax Credits by the Combined Consolidated Group.
     --------------------------------------------------------------------------
     ACC may utilize Designated Foreign Tax Credits only to the extent that ARCO has determined that the ACC Consolidated Group's share of the foreign tax credits that are actually utilized by the Combined Consolidated Group in the year in which or for which such credits are designated (reduced by the amount of Certified Foreign Tax Credits in such year) exceeds the amount of foreign tax credits that would otherwise be utilized by the ACC Consolidated Group on the Pro Forma ACC Return for such year computed without regard to this Section 4(h). The ACC Consolidated Group's share of the foreign tax credits utilized by the Combined Consolidated Group is equal to the excess, if any, of (A) the foreign tax credits used by the Combined Consolidated Group for the year, over (B) the foreign tax credits that could have been used by the Combined Consolidated Group for the year if the ACC Consolidated Group was not included in the Combined Consolidated Group (computed by excluding in the relevant calculations all items of income, gain, deduction and loss attributable to the ACC Consolidated Group and the ACC Consolidated Group's proportionate share of the apportioned expenses of the Combined Consolidated Group that are included in the Combined Consolidated Group's Consolidated Return in such year). In addition, ACC may not use Designated Foreign Tax Credits to reduce the ACC Consolidated Group Tax Liability with respect to any Taxable Year to the extent that the foreign tax credits used on the Pro Forma ACC Return for such year, after application of this Section 4(h), would exceed the amount of foreign tax credits used on the Consolidated Return. ARCO will provide a statement to the principal tax officer of ACC that sets forth the amount of foreign tax credits used on the Consolidated Return and the ACC Consolidated Group's share of such foreign tax credits on or before the date that is 30 calendar days prior to the due date of the Pro Forma ACC Return.

          (iii)  Coordination of Sections.  In connection with the utilization
                 ------------------------
     of credits under this Section 4(h), Section 4(j) shall be applied prior to
     Section 4(h).

          (iv)  Procedures for ARCO Certification and Designation of Excess
                -----------------------------------------------------------
     Foreign Tax Credits; Refunds.  ARCO may certify or designate foreign tax
     ----------------------------
     credits with respect to a Taxable Year as Certified Foreign Tax Credits or Designated Tax Credits, as set forth below, or increase the amount of any such credits so certified or designated. If ARCO certifies or designates foreign tax credits with respect to a prior Taxable Year and the ACC Consolidated Group Tax Liability is reduced for such prior year as a result of such certification or designation, ARCO shall make payment of such difference to ACC without interest within 45 days of receiving from ACC a schedule setting forth the calculation of such difference.

               (A)  Certification of Excess Foreign Tax Credits.  ARCO will
                    -------------------------------------------
          certify foreign tax credits of the Combined Consolidated Group as Certified Foreign Tax Credits for utilization in the Taxable Year for which such credits are certified (which may be the current year or if applicable, a previous year), but only if ARCO, upon the receipt of ACC data acceptable to ARCO, has determined in the year that such credits are generated, or at any time up to and including the date that the Consolidated Return of the Combined Consolidated Group for the last Taxable Year to which such credits could be carried forward is filed, that there is a practical certainty that (A) such credits will be available after there is a Final Determination with respect to all applicable years, (B) such credits will not be utilized by Members of the Combined Consolidated Group other than Members of the ACC Consolidated Group and (C) the amount of credits to be certified will not exceed the ACC Consolidated Group's share of the foreign tax credits that will be actually utilized by the Combined Consolidated Group in the year in which such credits will be certified (determined in accordance with the second sentence of Section 4(h)(ii) of this Agreement) and that the foreign tax credits that will be used on the Pro Forma ACC Return after application of this Section 4(h) will not exceed to amount of credits used on the Consolidated Return of the Combined Consolidated Group. ARCO may use any reasonable method in making this determination, provided that such method is consistently applied. ARCO's certification of the Certified Foreign Tax Credits will take into account potential audit adjustments, potential usage of such credits in any year by Members of the Combined Consolidated Group other than Members of the ACC Consolidated Group by reason of carrybacks and carryovers and such other factors as ARCO deems pertinent or relevant. ARCO will provide a written statement to the principal tax officer of ACC setting forth the amount, if any, of Certified Foreign Tax Credits with respect to a given Taxable Year.

               (B)  Designation of Designated Foreign Tax Credits.  ARCO will
                    ---------------------------------------------
          designate foreign tax credits of the Combined Consolidated Group as Designated Foreign Tax Credits for utilization in the Taxable Year for which such credits are designated (which may be the current year or if applicable, a previous year), but only if ARCO, upon the receipt of ACC data acceptable to ARCO, has determined in the year that such credits are generated or in the two succeeding years that it is highly likely that such credits (A) will be available after there is a Final Determination with respect to all applicable years and (B) will not be utilized by Members of the Combined Consolidated Group other than Members of the ACC Consolidated Group. ARCO may use any reasonable method in making this determination, provided that such method is consistently applied. ARCO's determination of the Designated Foreign Tax Credits will take into account potential audit adjustments, potential usage of such credits in any year by Members of the Combined Consolidated Group other than Members of the ACC Consolidated Group by reason of carrybacks and carryovers and such other factors as ARCO deems pertinent or relevant. ARCO will provide a written statement to the principal tax officer of ACC setting forth the amount, if any, of Designated Foreign Tax Credits with respect to a given Taxable Year. In the event that ARCO has designated credits with respect to the current Taxable Year, from time to time during such Taxable Year and at any time prior to the filing of the Combined Consolidated Return for such Taxable Year, ARCO may reduce its estimate of Designated Foreign Tax Credits for such Taxable Year. Such modifications shall be retroactive to the beginning of such Taxable Year.

          (v)  Priority Rule For Certified and Designated Foreign Tax Credit
               -------------------------------------------------------------
     Utilization.  For purposes of this Agreement, including without limitation
     -----------
     Section 6 hereof, tax credits of the ACC Consolidated Group, including carrybacks and carryovers thereof, that would reduce the ACC Consolidated Group Tax Liability but for the availability or prior usage of Certified and Designated Foreign Tax Credits, shall be deemed to be used prior to such Certified and Designated Foreign Tax Credits notwithstanding contrary provisions of the Code. If ACC has reduced the ACC Consolidated Group Tax Liability for any Taxable Year under Section 4(h) of this Agreement and such Certified or Designated Foreign Tax Credit, as the case may be, is subsequently displaced by any attribute of the ACC Consolidated Group, including without limitation a refund claim pursuant to Section 6(a) of this Agreement, ACC shall reimburse ARCO for any amount by which ACC's liability to ARCO was reduced as a result of the use of the displaced Certified or Designated Foreign Tax Credit. For purposes of this Section 4(h)(v), Designated Foreign Tax Credits shall be deemed to be displaced prior to Certified Foreign Tax Credits. All calculations of ACC's reimbursement obligations pursuant to this Section 4(h)(v) shall include an amount of interest that equals the corresponding interest amount computed pursuant to Section 6(a) of this Agreement; provided that neither ACC nor ARCO shall have any obligation to pay any interest pursuant to this Section 4(h)(v) and Section 6(a), respectively, unless there is a simultaneous payment by the other of a corresponding amount of interest pursuant to
     Section 6(a) and Section 4(h)(v), respectively. It is intended that ACC's liability to ARCO pursuant to this Section 4(h)(v) shall be offset against ARCO's liability to ACC pursuant to Section 6(a) of this Agreement.

          (vi)  Limitation on Carryovers and Carrybacks; Lapse of Unused
                --------------------------------------------------------
     Certified or Designated Foreign Tax Credits.  Notwithstanding any provision
     -------------------------------------------
     of this Agreement to the contrary, ACC shall not be entitled with respect to any Taxable Year (A) to carryover any Certified or Designated Foreign Tax Credits with respect to such year to reduce the ACC Consolidated Group Tax Liability for any subsequent Taxable Year or (B) to carryback any Certified or Designated Foreign Tax Credits with respect to such year to reduce the ACC Consolidated Group Tax Liability for any prior Taxable Year without the prior written consent of ARCO, which consent may be withheld or granted in ARCO's sole discretion. In the event that ARCO certifies or designates a Certified or Designated Foreign Tax Credit, as the case may be, with respect to any Taxable Year and such credit is not used by ACC to reduce the ACC Consolidated Group Tax Liability on the Pro Forma ACC Return that is filed with respect to such year (or such credit does not enable ACC to receive a refund pursuant to Section 4(h)(iv) of this Agreement in the case of credits that are certified or designated with respect to a prior Taxable Year), such certification or designation will lapse and will not be available to offset any subsequent adjustments to the ACC Consolidated Group Tax Liability, whether pursuant to Section 8(f) or otherwise.

          (vii)  Assistance and Cooperation; Limitation on Inspection and
                 --------------------------------------------------------
     Remedies.  Appropriate personnel of ACC shall be available upon reasonable
     --------
     notice to assist ARCO in making the certifications, determinations and calculations required by this Section 4(h). Upon request by ARCO, ACC shall furnish such additional data or information as ARCO may require to make the certifications, determinations and calculations contemplated by this Section 4(h). All of ARCO's certifications, determinations, redeterminations and calculations pursuant to this Section 4(h) shall be conclusive in the absence of manifest error. ACC hereby agrees that neither it nor its independent accountants will have the right to inspect any such certifications, determinations and calculations or any related documents, including without limitation, inspections to confirm the good faith and reasonableness of ARCO's certification of Certified Foreign Tax Credits and determination of Designated Foreign Tax Credits. If requested to do so by ACC's independent accountants, ARCO's independent accountants may review ARCO's certifications, determinations and calculations and supporting workpapers pursuant to this Section 4(h) to confirm that ARCO's methodology is reasonable and consistently applied. Nothing in this
     Section 4(h)(vii) or otherwise shall compel ARCO to certify any Certified Foreign Tax Credits or to designate any Designated Foreign Tax Credits with respect to any Taxable Year or to increase the amount of any credits so certified or designated. As a material inducement to ARCO to enter into this Agreement, each Member of the ACC Consolidated Group (i) expressly waives any claim or cause of action that it might otherwise assert, including without limitation under the common law or federal or state securities laws, by reason of this Agreement to the extent that such claims relate in whole or in part to ARCO's certifications, determinations and calculations pursuant to this Section 4(h) and (ii) agrees that, regardless of any provision of this Agreement, ARCO will not have any liability in respect of any such claim or cause of action that is or may be brought.

          (viii)  Subsequent Adjustments.  If any adjustment is made with
                  ----------------------
     respect to a Taxable Year during which ACC or any of its Subsidiaries is a Member of the Combined Consolidated Group to any item of income, gain, loss, deduction, expense or credit of the Combined Consolidated Group, whether or not such item relates to ACC or any Subsidiary of ACC, by reason of the filing of an amended Consolidated Return, a claim for refund with respect to such Taxable Year, a post-filing adjustment or an audit with respect to such Taxable Year by the Service that either reduces the amount of foreign tax credits or the ACC Consolidated Group's share of such credits, ARCO shall redetermine the amount of the Designated Foreign Tax Credits for such Taxable Year by taking into account any such adjustment and applying the procedures set forth in this Agreement. ARCO shall have sole and absolute discretion to determine whether and in what amount an adjustment affects the amount of any Designated Foreign Tax Credits. ARCO may also redetermine the amount of the Designated Foreign Tax Credits for a Taxable Year to eliminate a good faith mathematical or clerical error in the calculation of the Designated Foreign Tax Credits. If any amounts due from ACC under this Agreement after a redetermination exceed the amounts previously paid, then ACC shall make payment of such difference. ACC shall not be liable for interest, penalty or addition to tax if the adjustment does not relate to items of income, gain, loss, deduction, expense or credit of the ACC Consolidated Group or if the redetermination was attributable to a mathematical or clerical error by ARCO. To the extent that the adjustment does relate to the ACC Consolidated Group, ACC shall be liable for interest, penalty or addition to tax allocated as ARCO, in its discretion, deems just and proper in view of all applicable circumstances, but in no event shall the amount allocable to ACC exceed the amount of interest, penalty or addition to tax paid by ARCO to the Service with respect to such adjustment.

          (ix)  Sharing of Designated Foreign Tax Credits.  In the event that
                -----------------------------------------
     ARCO determines that all or part of the Designated Foreign Tax Credits with respect to a Taxable Year that reduced the ACC Consolidated Group Tax Liability pursuant to this Section 4(h) in a prior Taxable Year or that could reduce such liability in the current Taxable Year but for the application of this Section 4(h)(ix) (a "Utilized Designated Credit") could have been used by another Member or Members of the Combined Consolidated Group other than a Member of the ACC Consolidated Group, such credits shall be apportioned between the ACC Consolidated Group and such Member or Members of the Combined Consolidated Group. The ACC Consolidated Group's share of the Utilized Designated Credits with respect to a Taxable Year shall be determined by multiplying the Utilized Designated Credits for such year by a fraction, the numerator of which is the Utilized Designated Credits for such year and the denominator of which is the sum of the Utilized Designated Credits for such year and the amount of Utilized Designated Credits for such year that could have been used by each Member of the Combined Consolidated Group other than Members of the ACC Consolidated Group. Any apportionment of Utilized Designated Credits pursuant to this Section 4(h)(ix) shall not prevent another apportionment of the same credits in a subsequent year if the requirements of this subsection are met. If any amounts due from ACC under this Agreement after such apportionment differ from the amounts previously paid, then ACC shall make payment of such difference without interest, penalty or addition to tax. The determination of whether another Member could have used such credits will be made by ARCO in its sole discretion and without regard to the ordering rules under the Code.

          (x)  Displaced Credits.  If ACC has reduced the ACC Consolidated Group
               -----------------
     Tax Liability for any Taxable Year pursuant to this Section 4(h) as a result of any Designated Foreign Tax Credit and such Designated Foreign Tax Credit is subsequently displaced by any attribute of the Combined Consolidated Group, ACC shall reimburse ARCO for any amount by which ACC's liability to ARCO was reduced as a result of use of the displaced Designated Foreign Tax Credit. For purposes of this Section 4(h)(x), Designated Foreign Tax Credits shall be deemed to be displaced prior to Certified Foreign Tax Credits.

     (i)  Intentionally omitted


     (j)  Utilization of Tax Benefit Derived by the Combined Consolidated Group
          ---------------------------------------------------------------------
From Excess Capital Losses of the ACC Consolidated Group Under Certain
- ----------------------------------------------------------------------
Circumstances.  For purposes of computing the ACC Consolidated Group Tax
- -------------
Liability the rules of this Section 4(j) shall apply, subject to the conditions and limitations set forth herein.

          (i)  Initial ARCO Authorization of Capital Losses.  In the event that
               --------------------------------------------
     ACC anticipates that the capital losses on its Pro Forma ACC Return will exceed the capital gains on such return and that such losses may not be carried back pursuant to Section 6 of this Agreement, ACC may request permission on or prior to December 15 of the Taxable Year to offset such capital losses against capital gains of Members of the Combined Consolidated Group other than Members of the ACC Consolidated Group. If such a request is made, ARCO will determine the amount, if any, of capital losses of the ACC Consolidated Group that will be deemed to be offset against capital gains of the Combined Consolidated Group (such excess capital losses shall hereafter be referred to as "Authorized Capital Losses"). ARCO may use any reasonable method to determine the amount of Authorized Capital Losses, provided that such method is consistently applied. ARCO will determine the amount of Authorized Capital Losses by assessing the available capital gains of the Combined Consolidated Group. This assessment will take into account potential audit adjustments, potential carryovers of capital losses of Members of the Combined Consolidated Group other than Members of the ACC Consolidated Group, the benefit actually realized by the Combined Consolidated Group from capital losses reflected on the Pro Forma ACC Return and such other factors as ARCO deems pertinent or relevant. Appropriate personnel of ACC shall be available upon reasonable notice to assist ARCO in making this authorization and any other determinations required under this Section 4(j). In addition, ARCO will calculate with respect to each Taxable Year for which there are Authorized Capital Losses the actual reduction in the tax liability of the Combined Consolidated Group that is attributable to the use of such Authorized Capital Losses on the Combined Consolidated Return for such year (the "Offset Amount"). ARCO's determination of the Offset Amount shall be made without regard to any additional benefits to the Combined Consolidated Group in future Taxable Years, including, without limitation, benefits associated with minimum tax credit carryovers. ARCO's determination of the Offset Amount shall be conclusive in the absence of manifest error. ARCO will provide a statement to the principal tax officer of ACC that sets forth the amount of Authorized Capital Losses and the Offset Amount associated with such losses on or before the date that is 30 calendar days prior to the due date of the Pro Forma ACC Return.

          (ii)  Use of Authorized Capital Losses on Pro Forma ACC Return.  ACC
                --------------------------------------------------------
     may utilize all or part of the Offset Amount, if any, to reduce the ACC Consolidated Group Tax Liability (including alternative minimum tax liability) for any Taxable Year, but not below zero, as follows: (A) in the event that the actual capital losses on the Pro Forma ACC Return in excess of the capital gains on such return with respect to such Taxable Year equal or exceed the Authorized Capital Losses with respect to such year, ACC may use the full amount of the Offset Amount and (B) in the event that the actual capital losses on the Pro Forma ACC Return in excess of the capital gains on such return with respect to a Taxable Year are less than the amount of Authorized Capital Losses with respect to such year, ACC may utilize a proportionate amount of the Offset Amount with respect to such year determined by multiplying the Offset Amount for such year by a fraction, the numerator of which is the capital losses on the Pro Forma ACC Return in excess of the capital gains on such return and the denominator of which is the Authorized Capital Losses. To the extent that the Offset Amount reduces the ACC Consolidated Tax Liability pursuant to this Section 4(j) the amount of capital losses available to be utilized as carryovers or carrybacks on the Pro Forma ACC Return shall be correspondingly reduced.

          (iii)  Priority Rule For Authorized Capital Loss Utilization.  For
                 -----------------------------------------------------
     purposes of this Agreement, including without limitation Section 6 hereof, if ACC has reduced the ACC Consolidated Group Tax Liability for any Taxable Year under Section 4(j)(ii) of this Agreement and it is subsequently determined by ARCO that the Authorized Capital Losses that allowed such reduction could have been offset against capital gains of the ACC Consolidated Group, such losses will be offset against capital gains of the ACC Consolidated Group and ACC shall reimburse ARCO for the reduction in ACC's liability to ARCO as a result of the use of such Authorized Capital Losses. All calculations of ACC's reimbursement obligations pursuant to this Section 4(j)(iii) shall include an amount of interest that equals the corresponding interest amount computed pursuant to Section 6(a) of this Agreement; provided that neither ACC nor ARCO shall have any obligation to pay any interest pursuant to this Section 4(j)(iii) and Section 6(a), respectively, unless there is a simultaneous payment by the other of a corresponding amount of interest pursuant to Section 6(a) and Section 4(j)(iii), respectively. It is intended that ACC's liability to ARCO pursuant to this Section 4(j)(iii) shall be offset against ARCO's liability to ACC pursuant to Section 6(a) of this Agreement.

          (iv)  Limitation on Carryovers and Carrybacks.  Notwithstanding any
                ---------------------------------------
     provision of this Agreement to the contrary, ACC shall not be entitled to carryover or carryback any Authorized Capital Losses or any Offset Amount with respect to any Taxable Year to reduce the ACC Consolidated Group Tax Liability pursuant to this Section 4(j) for any prior or subsequent Taxable Year.

          (v)  Final Determination of Offset Amount.  After a Final
               ------------------------------------
     Determination with respect to the Combined Consolidated Group's Consolidated Return with respect to a Taxable Year, ARCO shall determine the amount of capital gains of the Combined Consolidated Group at the end of such year that could not be offset by capital losses (including carryovers from prior years) at the end of such year of Members of the Combined Consolidated Group other than Members of the ACC Consolidated Group. In making this determination, capital loss carryovers from prior years and capital losses generated in the current year by Members of the Combined Consolidated Group other than Members of the ACC Consolidated Group shall be deemed to be applied to offset capital gains prior to capital losses of Members of the ACC Consolidated Group, notwithstanding the absorption provisions of the Code. If the amount of such capital gains determined in the first sentence of this Section 4(j)(v) exceeds the amount of capital gains that ARCO used in determining the Offset Amount for such year, ARCO shall redetermine the Offset Amount by taking into account the increase in available capital gains that may be offset against capital loss carryovers and current year capital losses of Members of the ACC Consolidated Group (such losses that may be offset against capital gains pursuant to this Section 4(j)(v) shall be treated as Authorized Capital Losses for purposes of this Agreement). If any amounts due from ACC under this Agreement after such redetermination are less than the amounts previously paid, then ARCO shall make immediate payment of such difference to ACC without interest.

          (vi)  Limitation on Application of Section 4(j).  In the event that
                -----------------------------------------
     ARCO determines that all or a portion of the capital losses on the Pro Forma ACC Return with respect to a Taxable Year were generated in a transaction or a series of related transactions that had as a principal purpose the securing of a benefit under this Section 4(j) in a manner that is inconsistent with the intent of this Agreement, the provisions of this
     Section 4(j) shall be applied without reference to such capital losses. If after application of this Section 4(j)(vi), any amounts due from ACC under this Agreement are greater than the amounts previously paid, then ACC shall make immediate payment of such difference to ARCO without interest.

          (vii)  Effect on Pro Forma ACC Foreign Tax Credit Limitation.
                 -----------------------------------------------------
     Authorized Capital Losses that reduce the ACC Consolidated Group Tax Liability with respect to any Taxable Year pursuant to this Section 4(j) shall be treated as used by the ACC Consolidated Group for purposes of determining the foreign tax credit limitation under section 904 of the Code with respect to the Pro Forma ACC Return. Authorized Capital Losses from sources without the United States shall be included in the numerator of the fraction described in section 904(a) of the Code and all Authorized Capital Losses shall be included in the denominator of such fraction. The tax against which the foreign tax credit shall be applied shall be the ACC Consolidated Group Tax Liability determined after application of this
     Section 4(j). For purposes of this calculation, such capital losses will be deemed to have the same source and separate limitation under section 904(d) as such losses have on the Consolidated Return.


     5.  PRO FORMA ACC RETURN PAYMENTS.
         -----------------------------

     (a) For each Taxable Year for which a Combined Consolidated Return is filed, ACC shall make periodic payments to ARCO of the ACC Consolidated Group Tax Liability in such amounts as, and no later than the dates on which, payments of estimated tax would be due from the ACC Consolidated Group if it were not included in the Combined Consolidated Group and the balance of the tax due for a Taxable Year shall be paid no later than March 15 of the year following. ACC shall pay to ARCO no later than 60 days after the date on which a Combined Consolidated Return for any Taxable Year is filed an amount equal to the sum of
(i) the ACC Consolidated Group Tax Liability for that Taxable Year (as adjusted pursuant to paragraph (g) of Section 4 of this Agreement) and (ii) the additions to tax, if any, under section 6655 of the Code (or under any successor section of the Code) that would have been imposed upon ACC (treating the amount due to ARCO under (i) above as its federal income tax liability and treating any periodic payments to ARCO pursuant to the first sentence of this Section 5 as estimated tax payments under section 6655(d) of the Code), reduced by the sum of the amount of such periodic payments and the payment made on March 15, plus interest as determined in Section 9 of this Agreement running from the March 15 of the year following such Taxable Year. If ACC's total periodic payments to ARCO for any Taxable Year exceed the amount of its liability under the preceding sentence, ARCO shall refund such excess to ACC within 45 days after receipt of the Pro Forma ACC Return, plus interest as determined in Section 9 of this Agreement accruing from 45 days after the date that the Consolidated Return of the Combined Consolidated Group is filed.

     (b) All payments to be made by ARCO or ACC, as the case may be, pursuant to this Agreement shall be made not later than 12:00 noon, Los Angeles time, on the date when due, in funds immediately available in Los Angeles, in the case of payments from ACC to ARCO, or Philadelphia, in the case of payments from ARCO to ACC.


     6.  PRO FORMA ACC RETURN REFUNDS.
         ----------------------------

     (a) Any net operating loss, net capital loss, excess tax credits or other tax attributes reflected on a Pro Forma ACC Return for any Taxable Year may be carried back or forward, as the case may be, and utilized in calculating the ACC Consolidated Group Tax Liability for prior or subsequent Taxable Years in the same manner as such attributes would have been carried back or carried forward and deducted if the Pro Forma ACC Returns had been actual returns. All limitations on the use of such attributes contained in the Code or the Income Tax Regulations shall be taken into account. The ACC Consolidated Group Tax Liability shall be recomputed for the Taxable Year or Years to which such attributes are carried and for any subsequent Taxable Years to take into account such attributes, and payments made pursuant to Sections 5 of this Agreement shall be appropriately adjusted. In the case of any carryback of attributes pursuant to this Section 6(a), any payment between ARCO and ACC required by such adjustment shall be paid within 90 days of the date that the ACC Consolidated Group would have been eligible to file a claim for refund as if the ACC Consolidated Group had never been included in the Combined Consolidated Group, Pro Forma ACC Returns had been actual returns and the members of the ACC Consolidated Group had not been in existence before June 1, 1987. All calculations of actual and deemed refunds pursuant to this Section 6 shall include interest computed as if ACC had filed a claim for refund or an application for a tentative carryback adjustment pursuant to section 6411(a) of the Code on the date on which it provides

ARCO with the amended Pro Forma ACC Return. Notwithstanding the foregoing, Certified Foreign Tax Credits, Designated Foreign Tax Credits and Authorized Capital Losses are not subject to this Section 6. Such attributes may be carried back or forward only as provided by Sections 4(h) or 4(j) of this Agreement.

     (b) Except as provided in Section 6(a) of this Agreement, ACC may not amend a Pro Forma ACC Tax Return for a prior Taxable Year or otherwise cause a redetermination of the ACC Consolidated Group Consolidated Tax Liability for a prior Taxable Year.


     7.  PAYMENTS FOR TAXABLE YEARS IN THE EVENT OF DECONSOLIDATION.
         ----------------------------------------------------------

     (a)  Payments by ACC to ARCO.  If for any of the first 5 taxable years
          -----------------------
after the ACC Consolidated Group ceases to be included in the Combined Consolidated Group (a "Post-Consolidation Year"), (i) the federal income tax liability of the ACC Consolidated Group in such year is less than (ii) the federal income tax liability that would have been imposed with respect to the same period if the ACC Consolidated Group had never been included in the Combined Consolidated Group and all Pro Forma ACC Returns had been actual returns, ACC shall pay to ARCO within 10 days of the filing of the ACC return with respect to such Post-Consolidation Year the excess of (ii) over (i).

     (b)  Payments by ARCO to ACC.  If for any of the first 5 Post-Consolidation
          -----------------------
Years (i) the federal income tax liability of the ACC Consolidated Group in such year is greater than (ii) the federal income tax liability that would have been imposed with respect to the same period if the ACC Consolidated Group had never been included in the Combined Consolidated Group and all Pro Forma ACC Returns had been actual returns for such years, ARCO shall pay to ACC the excess of (i) over (ii) within 10 days of the later of the date of the filing of the ACC return with respect to such Post-Consolidation Year return or the date that ACC notifies ARCO in writing of the amount of its liability to ACC under this
Section 7(b) with respect to such year.

     At ARCO's request, ACC will provide ARCO with any calculations and supporting workpapers contemplated by subsections (a) and (b) of this Section 7 to allow ARCO to determine the accuracy of such calculations. If an ACC federal income tax return with respect to a Post-Consolidation Year reflects a net operating loss, net capital loss, excess tax credits, or any other tax attribute, and such attribute can be carried back to a Combined Consolidated Return, then, if ACC shall so request, ARCO shall file a claim for refund reflecting such carryback, and ARCO shall pay to ACC the amount of any refund (including interest thereon) or other reduction in tax liability which ARCO, as common parent for the former Combined Consolidated Group, actually receives or realizes as a result of the carryback of such attribute. ARCO shall pay the amount of any such refund to ACC within 20 days after receipt thereof and shall pay to ACC the amount of any reduction in tax liability realized other than through receipt of a refund within 20 days after filing a federal income tax return reflecting such reduction.

     For purpose of clause (ii) of Section 7(a) above and clause (ii) of the first paragraph of this Section 7(b), the federal income tax liability that would have been imposed if the ACC Consolidated Group had never been included in the Combined Consolidated Group and all Pro Forma ACC Returns had been actual returns shall be determined: (A) by assuming that any attributes arising in Post-Consolidation Years which cannot in fact be absorbed as carrybacks in years for which Combined Consolidated Returns were filed would be available for utilization as carrybacks or carryovers to Post-Consolidation Years, (B) by assuming that any attributes arising in Post-Consolidation Years which are absorbed as carrybacks in years for which Combined Consolidated Returns were filed would not be available for utilization as carrybacks or carryovers to Post-Consolidation Years, (C) by assuming that any Certified Foreign Tax Credits and Designated Foreign Tax Credits that reduce the ACC Consolidated Group Tax Liability pursuant to Section 4(h) of this Agreement are tax attributes of the ACC Consolidated Group and are reflected in the relevant Pro Forma ACC Returns and (D) by assuming that capital gains generated by Members of the Combined Consolidated Group other than Members of the ACC Consolidated Group that are offset against Authorized Capital Losses pursuant to Section 4(j) of this Agreement are tax attributes of the ACC Consolidated Group and are reflected in the relevant Pro Forma ACC Returns.


     8.  AUDITS, LITIGATION, AND ADJUSTMENTS.
         -----------------------------------

     (a)  Control of Audits and Judicial Proceedings.  Except as specifically
          ------------------------------------------
provided below, ARCO shall have the exclusive right to control any audit, conference or other proceeding with the Service or the relevant state or local authorities, or any judicial proceedings concerning the determination of the Combined Consolidated Group Tax Liability or the state or local income tax liability of any consolidated, combined or unitary group including ARCO or any of its Subsidiaries (other than ACC or a Subsidiary of ACC) and ACC (or any of the Subsidiaries of ACC). ARCO, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim. Except as specifically provided below, ARCO may compromise or settle any adjustment or deficiency proposed, asserted or assessed as a result of any such proceeding ACC and each Subsidiary of ACC hereby appoints ARCO as its agent for the purpose of conducting such contest or proposing and concluding any such compromise and settlement.

     (b)  Notification of and Attendance at Proceedings.  If any claim is
          ---------------------------------------------
asserted by any taxing authority that, if successful, would result in an Increase under Section 8(f) of this Agreement, ARCO shall promptly inform ACC as to such claim in sufficient detail (taking into account the ACC Consolidated Group's knowledge of and participation in the audit or proceeding) so as to reasonably apprise ACC of the basis for the claim. ARCO will provide ACC, at ACC's cost, with all notices, correspondence and other documentation with a direct and material bearing on any such proposed claim, and will provide ACC with notice of, and an opportunity to attend (with ACC's tax counsel), any meetings with the Service or Department of Justice concerning such claim. A failure to give timely notice or to include any specified information in any notice pursuant to this Section 8(b) will not affect the rights or obligations of any party hereunder.

     (c)  Settlements at Examination.  ARCO may pay, settle compromise or
          --------------------------
concede any proposed adjustment at examination subject to the following limitations:

          (i)  Settlements Not Likely to Result in Material Increase.  In the
               -----------------------------------------------------
     event that a settlement of a proposed adjustment is not reasonably likely to give rise to an Increase that will exceed $50,000 per year with respect to any Taxable Year or Years (a "Material Increase"), ARCO may settle such item without ACC's consent, provided that such payment, settlement, compromise or concession is reasonable in light of the merits of the issues underlying such proposed adjustment and the costs and hazards of further administrative proceedings or litigation as to such issues. The preceding sentence notwithstanding, ARCO may not settle an adjustment that is not reasonably likely to give rise to a Material Increase with respect to a Taxable Year without ACC's consent if and to the extent that the cumulative amount of settlements without ACC's consent for such Taxable Year pursuant to this Section 8(c)(i) exceeds $500,000.

          (ii)  Settlements Likely to Result in Increase.  ARCO may not pay,
                ----------------------------------------
     settle, compromise or concede any adjustments at the examination level that are reasonably likely to give rise to a Material Increase (or that is not reasonably likely to give rise to a Material Increase but that may not be settled without ACC's consent pursuant to Section 8(c)(i)) without (i) ACC's written consent or (ii) without preserving the opportunity to file a claim for refund to recover any portion of such Increase attributable to such adjustment. If ARCO desires to make or accept an offer to settle an adjustment at the examination level pursuant to this Section 8(c)(ii) ARCO will give written notice to ACC to that effect. In addition, in the event that ARCO wishes to settle an adjustment that relates predominately to the ACC Consolidated Group, but does not do so because ACC did not consent to such settlement, ARCO may, in its sole and absolute discretion, require ACC to pursue such adjustment at appeals or in judicial proceedings at ACC's expense.

          In the event that ARCO settles an item without ACC's consent pursuant to this Section 8(c)(ii) and preserves an opportunity to file a claim for refund, (a) ARCO shall at ACC's request (given not later than 30 days after the conclusion of the audit in question) and at ACC's cost (including all reasonable out-of-pocket costs incurred by ARCO and allocated costs of in-house counsel) file a claim for refund and pursue such claim with all reasonable diligence, provided that ACC shall have obtained and delivered to ARCO an opinion of ACC's independent tax counsel stating that it is more likely than not that such item would be resolved in favor of ACC through further proceedings, and (b) any payment by ACC of such Increase shall not be taken into account under subsection (f) of this Section 8 until there is a Final Determination with respect to such claim for refund, provided that ACC will pay ARCO interest on any portion of such payment which is not refunded and which gives rise to a payment by ACC under subsection (f) of this Section 8 at the rate provided in Section 9 of this Agreement from the date of payment by ARCO until the date of such Final Determination.

          Notwithstanding the foregoing, ARCO shall not be precluded in its sole and absolute discretion from paying, settling, compromising or conceding any proposed adjustment (i) with respect to which ARCO agrees that any resulting Increase in excess of the amount of the Increase that would have occurred if such adjustment had been settled on terms proposed by ACC will not be taken into account under subsection (f) of this Section 8, or (ii) which relates, or is based upon issues which relate, predominately to businesses conducted by Members of the Combined Consolidated Group other than Members of the ACC Consolidated Group even though it also may relate to businesses conducted by Members of the ACC Consolidated Group, provided that, if ACC objects to such payment, settlement, compromise or concession, ARCO shall, upon ACC's timely written request, obtain the written confirmation of Miller & Chevalier Charted or other independent tax counsel that such payment, settlement, compromise or concession is as favorable a result on that issue as is predicted to be the result that would be obtained in further administrative proceedings or litigation solely on that issue.

     (d)  Settlements at Appeals or in Judicial Proceedings.  ARCO may pay,
          -------------------------------------------------
settle compromise or concede any proposed adjustment at appeals or in any judicial proceeding with written notice to ACC, but without ACC's consent and whether or not such adjustment is reasonably likely to give rise to an Increase, provided that ARCO believes that such payment, settlement, compromise or concession is reasonable in light of the merits of the issues underlying such proposed adjustment and the costs and hazards of further administrative proceedings or litigation as to such issues. The preceding sentence notwithstanding, ARCO may not settle such adjustment if (i) within 10 calendar days after giving notice of a settlement offer, ARCO receives written notice from ACC that ACC has elected to pursue the defense of such adjustment through further administrative or judicial proceedings at ACC's expense and by ACC's own counsel (reasonably acceptable to ARCO) and (ii), if in the good faith judgment of ARCO such additional proceedings may prejudice the Combined Consolidated Group in any manner, ACC provides an opinion of ACC's independent tax counsel within 10 calendar days that it is more likely than not that such proceedings will result in a more favorable result to the Combined Consolidated Group than the proposed settlement offer. Notwithstanding the foregoing, ARCO shall not be precluded in its sole and absolute discretion from paying, settling, compromising or conceding any proposed adjustment with respect to which ARCO agrees that any resulting Increase in excess of the amount of the Increase that would have occurred if such adjustment had been settled on terms proposed or agreed to by ACC will not be taken into account under subsection (f) of this
Section 8.

     (e)  Expenses.  ACC shall support any audit or other examination or
          --------
judicial or administrative proceeding with respect to any Taxable Year, at its own expense, in any reasonable way requested by ARCO. In addition, ACC shall reimburse ARCO for all expenses (including, without limitation, legal and accounting fees) incurred by ARCO in the course of proceedings described in paragraph (a) of this Section 8 to the extent such expenses are reasonably allocable by ARCO, after consultation with ACC, to ACC Consolidated Return items.

     (f)  Recomputation of Payments to Reflect Adjustments.  To the extent that
          ------------------------------------------------
any audit, litigation, or claim for refund with respect to a Combined Consolidated Return or any ARCO or ACC Post-Consolidation Year Return results in an adjustment to any item of income, gain, loss, deduction, expense or credit of ACC or any Subsidiary of ACC, the amounts, if any, due to or from ACC under this Agreement or the Predecessor Agreement shall be redetermined by taking into account any such adjustment and applying the procedures set forth in this Agreement. The preceding sentence notwithstanding, adjustments that affect the amount of Certified Foreign Tax Credits or Designated Foreign Tax Credits shall be governed by Section 4(h) and shall not be taken into account in this Section 8(f). Adjustments that affect ACC's ability to use Certified Foreign Tax Credits or Designated Foreign Tax Credits shall be governed by the provisions of this Section 8(f) in addition to Section 4(h). Adjustments that affect ARCO's ability to utilize Authorized Capital Losses shall be governed by the provisions of this Section 8(f) in addition to Section 4(j). In the event that an adjustment reduces or increases the amount of capital losses on the Pro Forma ACC Return in excess of the capital gains on such return in any Taxable Year, ARCO shall redetermine the Offset Amount by taking into account such increase or decrease in available capital losses. ARCO's determination of whether and in what amount an adjustment applies to ACC or any of its Subsidiaries shall be conclusive in the absence of manifest error.

     If, as a result of such redetermination or limitation on liability, any amounts due to or from ACC under this Agreement differ from the amounts previously paid, then except as herein provided, payment of such difference together with any interest, penalty or addition to tax allocated to ACC shall be made to ACC or by ACC as follows: (a) in the case of an adjustment resulting in a credit or refund of tax, within 10 calendar days of the date on which such refund or notice of such credit is received by ARCO or ACC with respect to such adjustment, or (b) in the case of an adjustment resulting in a payment of additional tax, within 10 calendar days of the date on which such additional tax is paid. In addition, any interest, penalty or addition to tax attributable to such adjustment will be allocated as ARCO, in its discretion, deems just and proper in view of all applicable circumstances, but in no event shall such amount allocable to ACC exceed the amount of interest, penalty or addition to tax paid by ARCO to the Service with respect to such adjustment. ACC shall not be liable for any difference that is directly attributable to an adjustment relating to a settlement by ARCO if ARCO was required to obtain ACC's consent to such settlement pursuant to this Section 8 and ARCO did not either (a) obtain ACC's consent or (b) preserve the opportunity to file a claim for refund. Neither acceptance of a Pro Forma ACC Return nor failure by ARCO to file consistently with such Pro Forma ACC Return shall relieve ACC of liability for an adjustment under this Section 8(f).


     9.  INTEREST.
         --------

     Interest required to be paid by or to ACC pursuant to this Agreement shall, unless otherwise specified, be computed at the rate specified from time to time pursuant to section 6621(a)(2) of the Code and in the manner provided in the Code. Any payment required to made hereunder that is not made on or before the date on which such payment is due shall bear interest computed at such rate.

     10. STATE AND LOCAL INCOME TAXES.
         ----------------------------

     In the case of state or local taxes that are based on or measured by the net income of the Combined Consolidated Group, or any combination of Members thereof (other than solely with respect to Members who are (A) Members of the ARCO Consolidated Group and not of the ACC Consolidated Group or (B) Members of the ACC Consolidated Group and not of the ARCO Consolidated Group) and that are determined on a combined, consolidated or unitary basis, the provisions of this Agreement other than Sections 4(h) and 4(j) shall apply with equal force to such state or local tax whether or not the ACC Consolidated Group is included in the Combined Consolidated Group for federal income tax purposes; provided, however,
                                                             --------  -------
that interest pursuant to Section 9 of this Agreement shall be computed at the rate and in the manner provided under such state or local law for interest on underpayments or overpayments of such tax, as the case may be, for the relevant period. To the extent that one or more Members own, directly or indirectly, at any time during the Taxable Year more than 50 percent of the voting stock of a corporation and are permitted or required to file consolidated, combined or unitary tax returns with such corporation, the provisions of this Section 10 shall apply to such corporation as if it were a Member.


     11. TAX TREATMENT OF PAYMENTS.
         -------------------------

     Each of ARCO and ACC warrants and represents that it will exclude any payments received by it pursuant to this Agreement from its gross income for federal income tax purposes and will seek no federal income tax deduction for payments made by it, but only to the extent that a reasonable basis in law and fact exists for taking such a position; provided, however, that:
                                        --------  -------

          (a) within 30 days after the tax liability for a taxable period in which ACC receives a payment from ARCO hereunder is no longer subject to adjustments, ACC shall provide ARCO with a statement identifying the portion, if any, of such payment which was included in its gross income for federal income tax purposes and, within 10 days of receipt of such statement, ARCO shall pay to ACC an amount sufficient to hold ACC harmless on an after-tax basis from federal, state and local income taxes (including interest, penalties and additions to tax) imposed with respect to ACC's receipt of such payment; and

          (b) within 30 days after the tax liability for a taxable period in which ACC makes a payment to ARCO hereunder is no longer subject to adjustment, ARCO shall provide ACC with a statement identifying the portion, if any, of such payment which was included in its gross income for federal income tax purposes and, within 10 days of receipt of such statement, ACC shall pay to ARCO an amount sufficient to hold ARCO harmless on an after-tax basis from federal, state and local income taxes (including interest, penalties and additions to tax) imposed with respect to ARCO's receipt of such payment.

Notwithstanding the foregoing, the preceding provisions of this Section 11 shall not apply where the payment from ARCO to ACC or from ACC to ARCO is in respect of an underlying liability (e.g., state or local income taxes or interest) the
                            ----
payment or refund of which would ordinarily be deductible from or includible in income.


     12. SHARING OF INFORMATION.
         ----------------------

     Each of ARCO and ACC shall provide the other with all relevant portions of returns and claims for refund which it files on behalf of its Consolidated Group for taxable periods in which the ACC Consolidated Group is not included in the Combined Consolidated Group which are reasonably requested in connection with the calculation or verification of amounts due pursuant to this Agreement.


     13. ADMINISTRATION; RESOLUTION OF DISPUTES.
         --------------------------------------

     The provisions of this Agreement will be administered by ARCO. Except as otherwise expressly governed by the terms of this Agreement, ARCO may use any reasonable method in making any computations or allocations hereunder. ARCO will, if requested to do so by ACC, provide ACC with documentation supporting any such calculations or allocations (other than calculations or allocations pursuant to Sections 4(h) and 4(j) of this Agreement). ARCO's calculations will be conclusive unless a written objection is provided to ARCO within one year of such calculations. If written objection is timely made by ACC, the disputed issue (other than disputes described in Section 4(f) of this Agreement or disputes with respect to Sections 4(h) and 4(j) of this Agreement, which disputes shall be governed solely by such sections) shall be resolved by a national law firm or another Big Six accounting firm, selected by ARCO's independent accountants, whose determination will be conclusive and binding upon the parties and whose fees and expenses shall be shared equally by ARCO and ACC. Nothing in this Section 13 is intended to limit ARCO's discretion in making any computations, allocations or determinations that may be made under this Agreement in ARCO's sole discretion.


     14. INTERPRETATION.
         --------------

     This Agreement is intended to provide for the calculation and allocation of certain federal and state and local income tax liabilities between the Combined Consolidated Group (other than ACC and its Subsidiaries) and the ACC Consolidated Group, and any situation or circumstance concerning such calculation and allocation that is not specifically contemplated hereby or provided for herein shall be dealt with in a manner consistent with the underlying principles of calculation and allocation in this Agreement.

     15. EFFECT OF AGREEMENT.
         -------------------

     This Agreement shall determine the liability of ARCO and ACC as to the matters provided for herein, whether or not such determination is effective for purposes of the Code or of state or local revenue laws, for financial reporting purposes or for any other purpose.


     16. CONFIDENTIALITY.
         ---------------

     Each of ARCO and ACC agree that any information furnished one another pursuant to this Agreement is confidential and, except as, and to the extent, required during the course of an audit or litigation, shall not be disclosed to other persons.


     17. SUCCESSORS.
         ----------

     This Agreement shall be binding upon and inure to the benefit of any successor to any of the parties, by merger, acquisition of assets or otherwise, to the same extent as if the successor had been an original party to this Agreement.


     18. APPLICATION TO PRESENT AND FUTURE MEMBERS OF THE ACC CONSOLIDATED
         -----------------------------------------------------------------
GROUP.
- -----

     This Agreement is being entered into by ACC on behalf of itself and each other Member of the ACC Consolidated Group. This Agreement shall constitute a direct obligation of all such Members and shall be deemed to have been readopted and affirmed on behalf of any corporation that becomes a Member of the ACC Consolidated Group in the future. ACC shall cause each Member of the ACC Consolidated Group to comply fully with the terms of this Agreement in the same manner as if each such Member had executed this Agreement. ACC hereby guarantees the performance of all actions, agreements and obligations provided under this Agreement of each Member of the ACC Consolidated Group. ACC shall cause any Member or Members of the ACC Consolidated Group to execute formally
this Agreement if requested to do so by ARCO.   Any Member of the ACC
Consolidated Group that leaves the Combined Consolidated Group shall be bound by this Agreement with respect to any matter that involves a Taxable Year during which such Member was included in the Combined Consolidated Return.


     19. TAX LAW CHANGES.
         ---------------

     Any alteration, modification, addition, deletion, or other change in the Code or the Income Tax Regulations (or the applicable state and local tax provisions) will automatically be applicable to this Agreement when changed.

     20. GOVERNING LAW.
         -------------

     This Agreement shall be governed by and construed in accordance with the laws of Delaware.


     21. HEADINGS.
         --------

     The headings in this Agreement are for convenience only and shall not be deemed for any purpose to constitute a part or to affect the interpretation of this Agreement.


     22. COUNTERPARTS.
         ------------

     This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.


     23. NOTICE.
         ------

     All notices, claim, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if and when delivered or mailed (registered or certified mail, postage prepaid, return receipt requested), as follows:

     (a)  If to ARCO:          Vice President and General Tax Officer
                               515 South Flower Street
                               Los Angeles, California  90071

     (b)  If to ACC:           Vice President and General Tax Officer
                               3801 West Chester Pike
                               Newtown Square, Pennsylvania  19073

or to such other person or address as the party to whom the communication is to be given may have previously furnished to the other party in writing.


     24. SEVERABILITY.
         ------------

     If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the maximum extent practicable. In any event, all other provisions of this Agreement shall be deemed valid, binding and enforceable to their full extent.

     25.  TERMINATION.
          -----------

     Unless otherwise agreed by the parties, this Agreement shall remain in force and be binding so long as the period of assessments under the Code remains unexpired for any of ARCO's or ACC's taxable years during which the ACC Consolidated Group was included in the Combined Consolidated Return or which is one of the first 5 Post-Consolidation Years.

     IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed by its duly authorized officer on this date of June 30, 1995.

          ATLANTIC RICHFIELD COMPANY

          By /s/ Patrick J. Ellingsworth
             ---------------------------

          ARCO CHEMICAL COMPANY

          By /s/ Louis S. Battista
             ---------------------------